Chamber of Commerce and Production of Puerto Plata, Inc.

17 Beller Street, Puerto Plata, Dominican Republic / Tel. (809) 586-2390 Fax (809) 20-8407 / comercio.produc@codetel.net.do

CERTIFICATE OF MERCHANT REGISTRY

Commerce Companies

Registration No. 4690/2008

New Registration	Modification to Original Registration	Registration Renewal
Company Name	SERVICIOS DE BANQUETES COSTA NORTE, S. A.
Company Address	Street	Pedro Clisante	No.	73	Sector	El Batey	City	Sosua, Puerto Plata, D. R.
Telephone 1	(809) 571-1950	Telephone 2	(809)	Fax	(809)
PO Box	E-mail	Web site
National __ Foreign __	Date of Issue DAY 09 MONTH 02 YEAR 2009	Date of Expiration DAY 15 MONTH 10 YEAR 2010
Date of Corporate Assembly	DAY 07 MONTH 10 YEAR 2008	Tax Identification Number
Activities: __ Import __ Wholesaler __ Industrial __ Service __ Export __ Retail __ Commerce __ Other (Specify)
Activity Description of Business	Main Product / Services	Harmonized System (SA)
Investment of real property assets, promotion and development of investment opportunities in the country, hotel administration, stores and restaurants, import and export of goods and services of any type, construction, development and identification of projects and/or agricultural, tourist, commercial and financial companies, management and representation of investors and companies, the contracting in and participation in joint ventures and any other type of legal commerce.

Name (s) of Shareholders	Address	Identification/Passport	Nationality	Civil Status	Profession
Caribbean Villa Catering Corporation	Nevada	------------	------------	---------	--------
Robert William Seeley	Sosua, Pto. Pta. D.R.	097-0022080-0	British	Single	Entrepeneur
Stuart Wayne Jones	Sosua, Pto. Pta. D.R.	402-2055556-5	British	Single	Chef
Eugenia Gueorguieva Akrabova	Sosua, Pto. Pta. D.R.	097-0019836-0	Dominican	Married	Private Employee
Fedir Nicolayev	Sosua, Pto. Pta. D.R.	097-0021949-7	Dominican	Single	Engineer
Virgilio Santana Ripoll	Sosua, Pto. Pta. D.R.	037-0030969-7	Dominican	Single	Private Employee
Miguel Adolfo de la Rosa	Sosua, Pto. Pta. D.R.	001-1014458-1	Dominican	Single	Entrepeneur
Board of Directors
Position	First and Last Name	Address	Identification/Passport	Nationality	Civil Status	Profession
President	Robert William Seeley	Sosua, Pto. Pta. D.R.	097-0022080-0	British	Single	Entrepeneur
Vice President	Stuart Wayne Jones	Sosua, Pto. Pta. D.R.	402-2055556-5	British	Single	Chef
Treasurer	Robert William Seeley	Sosua, Pto. Pta. D.R.	097-0022080-0	British	Single	Entrepeneur
Secretary	Stuart Wayne Jones	Sosua, Pto. Pta. D.R.	402-2055556-5	British	Single	Chef
Commisary	Virgilio Santana Ripoll	Sosua, Pto. Pta. D.R.	037-0030969-7	Dominican	Single	Entrepeneur
Administrators and/or person (s) authorized to sign on their behalf	Address	Identification/Passport	Nationality	Civil Status	Profession

Authorized Social Capital RD$	Paid Capital RD$	Real Estate RD$	Assets RD$	Duration of Company
RD$ 100,000.00	RD$ 100,000.00	Unlimited
Date of Initiation of Operations DAY MONTH YEAR	Date Last Assembly DAY 13 MONTH 12 YEAR 2008	Duration of Board, Until: 6 years
Commercial References	Bank References
No. of Employees	Male	Female	Total	Branches and Agencies / Details
Registrations	Description	Registration Number
Commercial Name	SERVICIOS DE BANQUETES COSTA NORTE	259418
Trademark
Invention Patent

                                                                                                                Illegible Signature

Auribel Tejada

Executive Director

Chamber of Commerce and Production of Puerto Plata, Inc.